Exhibit 10.3

AMENDMENT NO. 7 dated as of October 28, 2004 to the Credit, Security, Guaranty and Pledge Agreement dated as of August 31, 2001 as amended by Amendment 1 through 6 thereto, dated as of December 14, 2001, December 31, 2001, March 29, 2002, May 14, 2002, February 5, 2003 and August 4, 2003, among Crown Media Holdings, Inc. (the “Borrower”), the Guarantors named therein, the Lenders referred to therein and JPMorgan Chase Bank, as Administrative Agent and as Issuing Bank for the Lenders (the “Agent”) (as the same may be further amended, supplemented or otherwise modified, the “Credit Agreement”).

INTRODUCTORY STATEMENT

WHEREAS, the Lenders have made available to the Borrower a credit facility pursuant to the terms of the Credit Agreement;

WHEREAS, the Borrower intends to sell its foreign assets, including its foreign channels, foreign subsidiaries and foreign distribution rights in its film library, as generally described in Exhibit Q (such sale being referred to herein as the “Foreign Asset Sale”);

WHEREAS, the Borrower has requested certain consents, waivers, and amendments to the Credit Agreement to, among other things, permit it to enter into and perform its obligations in connection with the Foreign Asset Sale, and the Lenders and the Agent have agreed to such consents, waivers, and amendments, all on the terms and subject to the conditions hereinafter set forth;

WHEREAS, the Borrower has agreed, simultaneously with closing the Foreign Asset Sale, to repay the Term Loan and to permanently reduce the Revolving Credit Commitment;

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1.                                            Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning given them in the Credit Agreement.

Section 2.                                            Amendments to the Credit Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Credit Agreement is hereby amended as of the Effective Date (as hereinafter defined) as follows:

(A)                              On the Effective Date, the Credit Agreement is amended as follows:

(1)                                  Article 1 is hereby amended by adding the following definitions in the appropriate alphabetic sequence:

“‘Foreign Asset Sale’ shall mean the sale by the Borrower of its foreign assets, including its foreign Platform Agreements, foreign subsidiaries and foreign distribution rights in its film library, as contemplated in Exhibit Q hereto, as approved by the Agent.

‘Foreign Asset Sale Effective Date’ shall mean the date upon which the Foreign Asset Sale becomes effective.”

(2)                                  Article 1 is hereby further amended by replacing the references to “The Chase Manhattan Bank” appearing in the definitions of “Agent” and “Administrative Agent” and “Issuing Bank”, with “JPMorgan Chase Bank”.

(3)                                  The definition of “Commitment Termination Date” in Article 1 is amended in its entirety to read as follows:

“‘Commitment Termination Date’ shall mean the earlier to occur of (i) August 31,2005 and (ii) such earlier date on which the Total Commitment shall terminate in accordance with Section 2.8(a) or Article 7 hereof.”

(4)                                  The definition of “Maturity Date” in Article 1 is amended in its entirety to read as follows:

“‘Maturity Date’ shall mean September 1, 2005.”

(5)                                  The last sentence of Section 2.5(b) is amended in its entirety to read as follows:

“The principal amount of the Term Loans, as evidenced by the Term Notes, shall be payable in full on the earlier of (i) the Foreign Asset Sale Effective Date or (ii) the Maturity Date, subject to acceleration as provided in Article 7 hereof.”

(6)                                  Section 2.8 is hereby amended by adding the following additional paragraph (d):

“(d)  On the Foreign Asset Sale Effective Date, the Revolving Credit Commitment shall be reduced automatically from $220,000,000 to $180,000,000, the Total Commitment shall be reduced automatically from $320,00,000 to $180,000,000 and Loans will be repaid so that the aggregate Credit Exposure of the Lenders does not exceed the reduced amount of the Total Commitment.”

(7)                                  Article 12.1 of the Credit Agreement is hereby amended by adding the following subclause (xii) to clause (b):

(xii) to approve the final terms of the Foreign Asset Sale and the related documentation, and to execute the related collateral release documents in connection with the Foreign Asset Sale.

(8)                                  The Credit Agreement is hereby amended to add Exhibit Q to this Amendment No. 7 as Exhibit Q to the Credit Agreement.

(B)                                On the Foreign Asset Sale Effective Date, the Credit Agreement is hereby amended as follows:

(1)                                  The definition of “Guarantor” in Article 1 of the Credit Agreement is hereby amended by adding the following proviso at the end of the definition:

“provided, however, that any Subsidiaries of the Borrower sold as part of the Foreign Asset Sale (including Crown Entertainment Limited, Crown Media International (Australia) Pty. Ltd., Crown Media International (HK) Limited, Crown Media International, LLC, Hallmark India Private Limited, HEN (L) Ltd., and HEN, LLC) shall not be Guarantors under this Agreement.”

(2)                                  Section 6.5 is amended by deleting the “and” at the end of clause (xii), deleting the period at the end of clause (xiii) and by adding the following:

“; and (xiv) payments by the Borrower to Hallmark Cards or its Affiliates from the net cash proceeds of the Foreign Asset Sale not in excess of the lesser of (A) $100,000,000 and (B) the amount by which the net cash proceeds after deduction of all costs of the sale exceed $195,000,000.”

(3)                                  Section 6.10 is amended in its entirety to read as follows:

“SECTION 6.10.  Limitations on Capital Expenditures.  Make or incur any obligation to make Capital Expenditures in excess of $25,000,000 for fiscal year 2001 (provided, however, that at least $13,000,000 of such Capital Expenditures is used in connection with a Capital Lease of a transponder on a satellite), $34,000,000 for fiscal year 2002 (provided, however, that at least $23,000,000 of such Capital Expenditures is used in connection with a Capital Lease of a transponder on a satellite), $12,000,000 for fiscal year 2003, $13,000,000 for fiscal year 2004, and $5,000,000 for fiscal year 2005.”

(4)                                  Section 6.23 is hereby amended in its entirety to read as follows:

“SECTION 6.23.  EBITDA.  Permit EBITDA (i) for the preceding quarter to be less than the amounts set forth below measured at the end of each fiscal quarter through December 31, 2003 or (ii) for any consecutive rolling four-quarter period to be less than the amount set forth below starting with the fiscal quarter ending March 31, 2004; provided, however, that cash and non-cash charges related to the Foreign Asset Sales shall be excluded from the calculation of EBITDA:

“Fiscal Quarter	Amount
March 31, 2003	- 20,000,000
June 30, 2003	- 10,000,000
September 30, 2003	- 10,000,000
December 31, 2003	0
March 31, 2004	0
June 30, 2004	0
September 30, 2004	0
December 31, 2004	- 5,000,000
March 31, 2005	0
June 30, 2005	0

(5)                                  Section 6.24 is hereby amended in its entirety to read as follows:

“SECTION 6.24.  Platform Agreements.  Permit (i) the aggregate amount of all cash payments to pay television distributors for Subscribers pursuant to the Platform Agreements to be greater than $36,000,000 for fiscal year 2002, $48,000,000 for fiscal year 2003, $20,000,000 for fiscal year 2004 and $35,000,000 for fiscal year 2005, (ii) allow the aggregate number of Subscribers (both paying and non-paying Subscribers) to be less than 95,000,000 for fiscal year 2002, 100,000,000 for fiscal year 2003, 65,000,000 for fiscal year 2004 and 68,000,000 for fiscal year 2005, and (iii) allow annual aggregate gross Subscriber revenue of Credit Parties under the Platform Agreements to be less than (u) for fiscal year 2001, $16,000,000 for the third quarter and $18,000,000 for the fourth quarter, (v) for fiscal year 2002, $19,500,000 for each of the first, second and third quarters and $16,000,000 for the fourth quarter, (w) for fiscal year 2003, $14,000,000 for the first quarter, $16,000,000 for the second quarter, $17,000,000 for the third quarter and $18,000,000 for the fourth quarter, (x) $60,000,000 for fiscal year 2004 and (y) $25,000,000 for fiscal year 2005.”

(6)                                  Section 6.25 is hereby amended by adding at the end thereof the following:

“For purposes of computing Consolidated Net Income in determining the minimum level of Net Worth required for compliance with this Section 6.25, cash and non-cash charges related to the Foreign Asset Sale shall not be treated as an expense.  For purposes of computing Net Worth in determining compliance with this Section 6.25, cash and non-cash charges related to the Foreign Asset Sale whether treated as an expense for income purposes or as a direct charge to the balance sheet shall be added back to Net Worth, as computed in accordance with the definition thereof”.

(7)                                  Sections 6.27 and 6.28 are deleted in their entirety.

(8)                                  As of  the Foreign Asset Sale Effective Date, Schedule 1 of the Credit Agreement is hereby replaced in its entirety with a new Schedule 1 attached hereto.

(9)                                  As of  the Foreign Asset Sale Effective Date, Schedule 3.18(a) is hereby deleted in its entirety and replaced by the Schedule 3.18(a) attached hereto.

(10)                            As of  the Foreign Asset Sale Effective Date, Schedule 3.18(c) is hereby deleted in its entirety and replaced by the Schedule 3.18(c) attached hereto.

(11)                            As of  the Foreign Asset Sale Effective Date, Schedule 3.25 is hereby deleted in its entirety and replaced by the Schedule 3.25 attached hereto.

Section 3.                                            Notice of Foreign Asset Sale.  The Borrower agrees to give the Agent notice on the Foreign Asset Sale Effective Date of the occurrence of the Foreign Asset Sale.

Section 4.                                            Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction in full of each of the conditions precedent set forth in this Section 4 (the date on which all such conditions have been satisfied being herein called the “Effective Date”):

(A)                              the Agent shall have received counterparts of this Amendment which, when taken together, bear the signatures of the Borrower, each Guarantor, the Agent and each Lender;

(B)                                the representations and warranties in Section 5 shall be true on the Effective Date;

(C)                                the Agent shall have received and be satisfied with an updated library valuation, pro formaed to give effect to the Foreign Asset Sale, prepared by an independent third party reasonably acceptable to the Agent, in substantially the same form and methodology as was used in preparing the initial library valuation delivered to the Agent pursuant to Section 4.1(h) of the Credit Agreement or using such other form and methodology as is otherwise acceptable to the Agent in its sole discretion;

(D)                               the Agent shall have received a release/novation from the appropriate guilds with respect to the foreign rights for any items of Product, sold as part of the Foreign Asset Sale, for which a guild lien remains in place;

(E)                                 all legal matters incident to this Amendment shall be satisfactory to Morgan, Lewis & Bockius, counsel for the Agent.

Section 5.                                            Representations and Warranties of the Credit Parties.  Each Credit Party represents and warrants that:

(A)                              after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

(B)                                after giving effect to this Amendment, no Event of Default or Default will have occurred and be continuing on and as of the date hereof.

(C)                                the current intention of the Borrower with regard to the Foreign Asset Sale is as set forth in Exhibit Q hereto, and all acquisition documents approved by the Agent in connection with the Foreign Asset Sale accurately represent all aspects of the transaction, including, without limitation, the items of Product, the distribution rights, the foreign subsidiaries, and all other assets to be sold as part of the Foreign Asset Sale.

Section 6.                                            Fees. In consideration for the Lenders and the Agent entering into the Amendment, on the Effective Date, the Borrowers agree to pay the Agent for the account of each of the Lenders which executes this Amendment a fee equal to 1/20 of 1% of the aggregate Commitments of such Lenders under the Credit Agreement.

Section 7.                                            Further Assurances.  At any time and from time to time, upon the Agent’s request and at the sole expense of the Credit Parties, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Agent reasonably deems necessary to effect the purposes of this Amendment.

Section 8.                                            Fundamental Documents.  This Amendment is designated a Fundamental Document by the Agent.

Section 9.                                            Full Force and Effect.  Except as expressly amended hereby, the Credit Agreement and the other Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof.  As used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”,  “hereafter”, “hereto”, “hereof”, and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

Section 10.                                      APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 11.                                      Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

Section 12.                                      Expenses.  The Borrower agrees to pay all out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel for the Agent.

Section 13.                                      Headings.  The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.

IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be duly executed as of the date first written above.

BORROWER:

CROWN MEDIA HOLDINGS, INC.

By:	/s/ William J. Aliber
Name: William J. Aliber
Title: EVP/CFO

GUARANTORS:

CM INTERMEDIARY, LLC
CROWN MEDIA INTERNATIONAL, LLC
CROWN MEDIA INTERNATIONAL (SINGAPORE) INC.
CROWN ENTERTAINMENT LIMITED
CROWN MEDIA DISTRIBUTION, LLC
CROWN MEDIA INTERNATIONAL (HK) LIMITED
HEN, LLC
HEN (L) LTD.
CROWN MEDIA UNITED STATES, LLC
CITI TEEVEE, LLC
DOONE CITY PICTURES, LLC
HALLMARK INDIA PRIVATE LIMITED
WAYZGOOSE CONCERT SERVICES, B.V.
CROWN MEDIA INTERNATIONAL (AUSTRALIA) PTY. LTD.

By:	/s/ William J. Aliber
Name: William J. Aliber
Title: EVP/CFO

LENDERS:

JPMORGAN CHASE BANK,
individually and as Agent and Issuing Bank

By	/s/ Garrett J. Verdone
Name: Garrett J. Verdone
Title: Senior Vice President

BANK OF AMERICA, N. A.

By	/s/ Thomas R. Durham
Name: Thomas R. Durham
Title: Senior Vice President

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch

By	/s/ Thomas S. Hall
Name: Thomas S. Hall
Title: Vice President

By	/s/ Doreen Barr
Name: Doreen Barr
Title: Associate

CITICORP USA, INC.

By	/s/ Maureen Maroney
Name: Maureen Maroney
Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH

By	/s/ Frederick W. Laird
Name: Frederick W. Laird
Title: Managing Director

By	/s/ Belinda Wheeler
Name: Belinda Wheeler
Title: Vice President

ROYAL BANK OF CANADA

By	/s/ Barbara E. Nash
Name: Barbara E. Nash
Title: Authorized Signatory

ABN AMRO BANK N.V.

By	/s/ Terrence J. Ward
Name: Terrence J. Ward
Title: Senior Vice President

By	/s/ Angela Noïque
Name: Angela Noïque
Title: Group Vice President

BANK ONE, NA (Main Office Chicago)

By	/s/ Michael A. Basak
Name: Michael A. Basak
Title: M.D.

WESTLB AG, NEW YORK BRANCH (f/k/a Westdeutsche Landesbank Girozentrale)

By	/s/ Richard J. Pearse
Name: Richard J. Pearse
Title: Executive Director

By	/s/ JL Guernsey
Name: JL Guernsey
Title: Executive Director

Schedule 1

Lender	Revolving Credit Commitment	Total Commitment	Percentage
JPMorgan Chase Bank	25,312,500	25,312,500	14.06%
Bank of America, N.A.	22,500,000	22,500,000	12.50%
Credit Suisse First Boston	22,500,000	22,500,000	12.50%
Citicorp USA, Inc.	22,500,000	22,500,000	12.50%
Deutsche Bank AG New York Branch	22,500,000	22,500,000	12.50%
Royal Bank of Canada	22,500,000	22,500,000	12.50%
WestLB AG, New York Branch	19,687,500	19,687,500	10.94%
ABN Amro	16,875,000	16,875,000	9.38%
Bank One, N.A. (Main Office Chicago)	5,625,000	5,625,000	3.13%

TOTAL	$180,000,000	$180,000,000	100.00%

[The Amended Schedules Will be Posted Separately]

Exhibit Q

Crown Media is selling its international channels and international rights to its film library.  CM Intermediary, LLC is selling 100% of its ownership interest of Crown Media International, LLC.  This will include the following subsidiaries:  Crown Media International (Australia) Pty. Ltd., Crown Media International (HK) Limited, Hallmark India Private Limited, HEN (L) Ltd, HEN, LLC.  These entities hold the channels in EMEA, Latin America and Asia, as well as the Network Operating Center in Denver and the Contract for Combined Uplink and Space Segment Service with British Telecommunications PLC.  CM Intermediary, LLC is also selling 100% of its ownership interest of Crown Entertainment Limited, the entity which holds the channel in the UK).  In the same transaction, Crown Media Distribution, LLC is selling the exhibition, distribution and ancillary rights to its Film Library outside the United States.